EXHIBIT 4.1b

                          SECOND AMENDMENT TO INDENTURE

                  SECOND AMENDMENT (the "Amendment"), dated as of February 25, 1998, to the Indenture (the "Indenture"), dated as of November 27, 1996, among Statia Terminals International N.V., a Netherlands Antilles corporation ("Statia"), Statia Terminals Canada, Incorporated, a corporation organized under the laws of Nova Scotia ("Statia Canada; and together with Statia, the "Issuers"), the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and Marine Midland Bank (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Indenture.

                              W I T N E S S E T H :

                  WHEREAS the Indenture as currently drafted is ambiguous as to whether the Issuers have the right to obtain a release of the Capital Stock of Statia Terminals Southwest, Inc. and/or Statia Delaware Holdco II, Inc. (collectively, the "Brownsville Stock") from the Lien of the applicable Securities Pledge Agreement in the event of the sale of such Capital Stock;

                  WHEREAS the Indenture clearly contemplates a possible sale of the Brownsville Stock by reason of the fact that the Indenture (i) excludes the sale of the Brownsville Stock and the assets of the Brownsville Facility from the definition of an Asset Sale and therewith from the limitations applicable to Asset Sales under Section 4.15 of the Indenture; (ii) excludes the sale of the Capital Stock of Statia Terminals Southwest, Inc. from the limitations applicable to sales of the Capital Stock of any Restricted Subsidiary under
Section 4.16 of the Indenture; (iii) excludes the net proceeds resulting from the sale of the Brownsville Facility from the limitations applicable to Restricted Payments under Section 4.03 of the Indenture and (iv) excludes Statia Terminals Southwest, Inc. from the restriction on mergers of Significant Subsidiary Guarantors under Section 5.01(b) of the Indenture;

                  WHEREAS (i) the Brownsville Stock is pledged to the Trustee pursuant to a Securities Pledge Agreement and (ii) there is no provision in either the Securities Pledge Agreement or the Indenture to permit the Trustee to release the Lien of the Securities Pledge Agreement in the event of a sale of the Brownsville Facility pursuant to the sale of the Brownville Stock;

                  WHEREAS the Issuers believe that the failure to provide such a provision for a release of such Lien was an oversight and thus creates an ambiguity in the Indenture;

                  WHEREAS, the parties desire to amend the Indenture pursuant to
Section 9.01 of the Indenture to cure this ambiguity.

                  NOW, THEREFORE, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

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                  1. AMENDMENT. Section 11.04 of the Indenture is hereby amended by adding the following clause (2) at the end thereof:

                           (2) In addition to their rights under Section 11.03, in the event of a sale of the Capital Stock of Statia Terminals Southwest, Inc. or Statia Delaware Holdco II, Inc. (collectively, the "Brownsville Stock"), the Issuers shall have the right to obtain a release of, and the Trustee shall release, the Brownsville Stock so sold from the Lien of the applicable Securities Pledge Agreement, upon compliance with the condition that the appropriate Pledgor deliver to the Trustee the following:

                                     (a) RELEASE NOTICE. A notice from the
                            appropriate Pledgor requesting the release of the Brownsville Stock (i) confirming the sale of, or an agreement to sell, such in a bona fide sale to a Person that is not an Affiliate of any of the Issuers or Subsidiary Guarantors, (ii) certifying that such sale complies with the terms and conditions of this Indenture with respect thereto, and (iii) accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

                                     (b) OFFICERS' CERTIFICATE. An Officers'
                            Certificate of the appropriate Pledgor stating that
                            (i) there is no Default or Event of Default in effect or continuing on the date thereof or the date of such sale, (ii) the release of the Brownsville Stock will not result in a Default or Event of Default under this Indenture and (iii) all conditions precedent in this Indenture and in the Security Documents relating to the release of the Brownsville Stock have been complied with;

                                     (c) OPINION OF COUNSEL. An Opinion of
                            Counsel substantially to the effect that all conditions precedent in this Indenture and in the Security Documents relating to the release of the Brownsville Stock have been complied with; and

                                     (d) OTHER DOCUMENTS. All documentation
                            required by the Trust Indenture Act, if any, prior to the release of the Brownsville Stock by the Trustee.

                           In connection with any release, the Issuers shall execute, deliver and record or file and obtain such instruments as the Trustee may reasonably require, including, without limitation, amendments to the Security Documents.

                                      -2-

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                  2. TIA CONTROLS. If any provision of this Amendment limits or conflicts with another provision which is required to be included in this Amendment by the TIA, the required provision shall control.

                  3. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  4. COUNTERPARTS. This Amendment may be executed and agreed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A complete set of counterparts shall be lodged with the signatories hereto.

                  5. INDENTURE NOT OTHERWISE AMENDED. The terms and provisions of the Indenture not amended hereby shall continue to remain in full force and effect.

                  6. REFERENCES. From and after the date hereof, all references in the Indenture shall be deemed to be references to the Indenture as amended hereby.

                  7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by Issuers and the Subsidiary Guarantors.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 25th day of February, 1998.

                                    STATIA TERMINALS INTERNATIONAL N.V.

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President

                                    By: /S/ JAMES G. CAMERON
                                        ----------------------------------------
                                        Title:  Director

                                    STATIA TERMINALS CANADA, INCORPORATED

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President

                                    MARINE MIDLAND BANK,
                                        as Trustee

                                    By: /S/ FRANK J. GODINO
                                        ----------------------------------------
                                        Title:  Vice President


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                  IN WITNESS WHEREOF, each of the undersigned Subsidiary
Guarantors has caused this Amendment to be duly executed as of this 25th day of February, 1998.

                                    STATIA TERMINALS CORPORATION N.V.

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President

                                    By: /S/ JAMES G. CAMERON
                                        ----------------------------------------
                                        Title:  Director

                                    STATIA TERMINALS DELAWARE, INC.

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President

                                    STATIA TERMINALS, INC.

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President

                                    STATIA TERMINALS N.V.

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President

                                    STATIA DELAWARE HOLDCO II, INC.

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President

                                    SABA TRUST COMPANY N.V.

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President

                                    BICEN DEVELOPMENT CORPORATION N.V.

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President

                                    STATIA TERMINALS SOUTHWEST, INC.

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President

                                    W.P. COMPANY, INC.

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President

                                    SEVEN SEAS STEAMSHIP COMPANY, INC.

                                    By: /S/ VICTOR M.LOPEZ, JR.
                                        ----------------------------------------
                                        Title: Treasurer and Assistant Secretary

                                    STATIA TUGS N.V.

                                    By: /S/ JAMES G. CAMERON
                                        ----------------------------------------
                                        Title:  Director

                                    SEVEN SEAS STEAMSHIP COMPANY
                                        (SINT EUSTATIUS) N.V.

                                    By: /S/ VICTOR M.LOPEZ, JR.
                                        ----------------------------------------
                                        Title: Treasurer and Assistant Secretary

                                    POINT TUPPER MARINE SERVICES LIMITED

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President

                                    STATIA LABORATORY SERVICES, N.V.

                                    By: /S/ JAMES F. BRENNER
                                        ----------------------------------------
                                        Title:  Vice President